Exhibit 10.28
FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “First Amendment”) is made as of the 7th day of August, 2012, by and among:

THE KITCHEN COLLECTION, LLC, an Ohio limited liability company (as successor by merger to The Kitchen Collection, Inc., a Delaware corporation), for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”), the BORROWERS party hereto,

the GUARANTORS party hereto,

the LENDERS party hereto, and

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), a national banking association having a place of business at One Boston Place, Boston, Massachusetts 02108, as Administrative Agent, Collateral Agent, and Swing Line Lender (in such capacity, the “Agent”).

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
WITNESSETH

WHEREAS, the Borrowers, the Guarantors, the Lenders, and the Agent, among others, have entered into a Credit Agreement dated as of April 29, 2010 (as amended and in effect, the “Credit Agreement”);

WHEREAS, the Borrowers, the Guarantors, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Defined Terms. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement, unless otherwise defined.

2.
Representations and Warranties. Each Loan Party hereby represents and warrants that after giving effect to this First Amendment, (i) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except in the case of any representation or warranty qualified or modified by materiality, which is true and correct as so qualified or modified) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

3.
Ratification of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party hereby ratifies, confirms, and reaffirms that the Collateral continues to secure all of the Obligations, as modified by this First Amendment.

4.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

a.	The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:
“Applicable Margin” means: (a) as to any Base Rate Loan, one percent (1.00%) per annum, and (b) as to any LIBOR Rate Loan, two percent (2.00%) per annum.

b.	The definition of “Change in Law” is hereby deleted in its entirety and the following substituted in its stead:
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

c.	The definition of “Commitment” is hereby deleted in its entirety and the following substituted in its stead:
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including, without limitation, Section 2.16.

d.	The definition of “Excluded Taxes” is hereby amended by adding the following at the end thereof:

and (d) any U.S. federal withholding tax imposed under FATCA.

e.	The definition of “Fee Letter” is hereby deleted in its entirety and the following substituted in its stead:
“Fee Letter” means the letter agreement, dated April 29, 2010, as amended and restated by a letter agreement, dated August 7, 2012, among the Lead Borrower and the other Borrowers and the Administrative Agent, as such letter may from time to time be amended, restated, supplemented or otherwise modified.

f.	The definition of “Maturity Date” is hereby deleted in its entirety and the following substituted in its stead:
“Maturity Date” means August 7, 2017.

g.	The following new definitions are hereby added to the Credit Agreement in appropriate alphabetical order:
“FATCA” means current Section 1471 through 1474 of the Code or any amended version or successor provision that is substantively similar and, in each case, any regulations promulgated thereunder and any interpretation and other guidance issued in connection therewith.
“First Amendment Effective Date” means August 7, 2012.

h.	By deleting the definitions of “Adjustment Date”, “Adjusted Aggregate Commitments”, “Initial Increase”, “Initial Increase Effective Date” and “Initial Increase Request” in their entirety.

5.	Amendment to Article II.

a.	Section 2.09 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) thereof in their entirety and by substituting the following in their stead:
(a)     Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to (i) prior to the First Amendment Effective Date, one-half of one percent (0.50%) per annum and (ii) after the First Amendment Effective Date, three-eighths of one percent (0.375%) per annum, times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the first day after the end of each month, commencing with the first such date to occur after the First Amendment Effective Date, and on the last day of the Availability Period. The commitment fee shall be calculated monthly in arrears.
(b)    Early Termination Fee. In the event that the Termination Date occurs, for any reason, prior to the second anniversary of the First Amendment Effective Date, or in the event that the Borrowers reduce (but do not terminate) the Aggregate Commitments by an amount in excess of $10,000,000 prior to the second anniversary of the First Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee (the “Early Termination Fee”) in respect of amounts which are or become payable by reason thereof equal to one percent (1.00%) of (i) in the case of the occurrence of the Termination Date, the Aggregate Commitments then in effect (without regard to any termination thereof), or (ii) in the case of a reduction of the Aggregate Commitments, the amount of such reduction in the Aggregate Commitments, as applicable. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement or any portion of the Commitments and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

b.	Section 2.15 of the Credit Agreement is hereby amended by deleting Section 2.15 thereof in its entirety and by substituting the following in its stead:
2.15    [Reserved.]

c.	Section 2.16 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and by substituting the following in its stead:
(a)    Request for Additional Increase. Provided no Default then exists and is continuing or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may from time to time on or after the First Amendment Effective Date request an increase in the Aggregate Commitments (each, an “Additional Increase”) by an amount (for all such requests) not exceeding $10,000,000.00 (each such request, an “Additional Increase Request”); provided that (i) any such request for an increase shall be in a minimum amount of $2,000,000.00, and (ii) the Lead Borrower may make a maximum of three (3) such Additional Increase Requests. At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

d.	Section 2.17 of the Credit Agreement is hereby amended by deleting Section 2.17 thereof in its entirety and by substituting the following in its stead:
2.17    [Reserved.]

6.	Amendment to Article VI. Section 6.10 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) thereof in their entirety and by substituting the following in their stead:

(a)    Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, and permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. The inspection rights pursuant to this Section 6.10(a) shall be in addition to the rights of the Administrative Agent pursuant to Section 6.10(b) and Section 6.15.
(b)    Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to one (1) commercial finance examination and one (1) appraisal in each Fiscal Year; provided that if during any Fiscal Year, Availability shall be less than (i) for the months of December through September, forty percent (40%) of the Loan Cap or (ii) for the months of October and November, thirty-five percent (35%) of the Loan Cap, in each case for more than five (5) consecutive Business Days on two (2) occasions during such Fiscal Year, then the Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to two (2) inventory appraisals and two (2) commercial finance examinations during such Fiscal Year; provided further that if Availability shall be less than twenty five percent (25%) of the Loan Cap for more than five (5) consecutive Business Days on two (2) occasions during any Fiscal Year, then the Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to three (3) inventory appraisals and three (3) commercial finance examinations during such Fiscal Year. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals and commercial finance examinations to be undertaken (i) as it in its Permitted Discretion deems necessary or appropriate, at its own expense or, (ii) if required by applicable Law or if a Default shall have occurred and be continuing, at the expense of the Loan Parties.

7.	Amendment to Article VII. Section 7.15 of the Credit Agreement is hereby amended by deleting Section 7.15 thereof in its entirety and by substituting the following in its stead:
Minimum Availability. Permit Availability at any time to be less than the greater of (a) ten percent (10%) of the Loan Cap, or (b) $3,000,000.00.

8.	Amendment to Article X. Section 10.01 of the Credit Agreement is hereby amended by deleting clause (b) and (h) thereof in their entirety and by substituting the following in their stead:
(b)    as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of such Lender;
(h)     except as provided in Section 2.16, increase the Aggregate Commitments without the written Consent of each Lender;
Amendments to Schedules to Credit Agreement. The Loan Parties represent and warrant that the information set forth in the other Schedules annexed to the Credit Agreement are true and complete in all respects as of the date hereof, except to the extent such information has been updated in accordance with the Schedules annexed hereto as Exhibit A.

9.
Amendment to Exhibits to Credit Agreement. The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit H in its entirety therefrom and substituting in its stead the Exhibit H annexed hereto.

10.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of (or waived by) the Agent:

a.
All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment shall have been duly and effectively taken. The Agent shall have received from the Loan Parties true copies of their respective resolutions authorizing the transactions described herein, each certified by the secretary or other appropriate officer of such Loan Party to be true and complete.

b.
The Agent shall have received, in form and substance reasonably satisfactory to the Agent and duly executed by the Borrowers, a Note in favor of Wells Fargo and reflecting the Commitment of Wells Fargo after giving effect to this First Amendment.

c.
The Agent shall have received a favorable opinion of Jones Day LLP, counsel to the Loan Parties, addressed to the Agent and each other Lender, as to such matters concerning the Loan Parties, this First Amendment and the other Loan Documents as the Agent may reasonably request.

d.	The Borrowers shall have paid the fees set forth in the Fee Letter.

e.	No Default or Event of Default shall have occurred and be continuing.

f.	The Agent shall have received those instruments, documents and agreements described on the First Amendment Document Agenda annexed hereto.

11.	Miscellaneous.

a.	The Loan Parties shall reimburse the Agent for all Credit Party Expenses incurred by the Agent in connection herewith.

b.
This First Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this First Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

c.
This First Amendment and the Credit Agreement together shall constitute one agreement. This First Amendment and the Credit Agreement together express the entire understanding of the parties with respect to the matters set forth herein and supersede all prior discussions or negotiations hereon.

d.
The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this First Amendment and are not relying on any representations or warranties of the Agent or the other Credit Parties or their respective counsel in entering into this First Amendment.

e.
If any provision of this First Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this First Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

f.	This First Amendment shall constitute a Loan Document for all purposes.

g.	THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

THE KITCHEN COLLECTION, LLC, an Ohio limited liability company (as successor by merger to The Kitchen Collection, Inc., a Delaware corporation), as Lead Borrower and as a Borrower
By:	/s/ Jan A. Kennedy, Jr.
Name:	Jan A. Kennedy, Jr.
Title:	Secretary and Treasurer

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent, as Swing Line Lender and as a Lender
By:	/s/ Michele L. Ayou
Name:	Michele L. Ayou
Title:	Authorized Agent

Signature Page to First Amendment to Credit Agreement

Exhibit A

Updated Schedules to Credit Agreement

[see attached]

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$30,000,000	100%
TOTAL	$30,000,000	100%

Schedule 10.02
Administrative Agent's Office; Certain Addresses for Notices

Administrative Agent's Office:

Wells Fargo Bank, National Association, as Administrative Agent
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention:     Michele L. Ayou
Telephone:     (617) 854-7246
Facsimile:     (617) 523-4029
E-mail:     michele.l.ayou@wellsfargo.com

Certain Addresses for Notices:

1.	If to any Loan Party:
The Kitchen Collection, LLC
71 East Water Street
Chillicothe, Ohio 45601
Attention:     Jan A. Kennedy, Jr.
Telephone:     (740) 774-0662
Facsimile:         (740) 774-0762
E-mail:         ljkennedy@kitcol.com

with a copy to:

Jones Day LLP
North Point
901 Lakeside Avenue
Cleveland, OH 44114-1190
Attention:        Laura A. DeLong, Esq.
Telephone:     (216) 586-7471
Facsimile:         (216) 579-0212
E-mail:          ladelong@jonesday.com

2.	If to the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender:
Wells Fargo Bank, National Association, as Administrative Agent
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention:     Michele L. Ayou
Telephone:     (617) 854-7246
Facsimile:     (617) 523-4029

E-mail:     michele.l.ayou@wellsfargo.com

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention:        David S. Berman, Esq.
Telephone:     (617) 523-9000
Facsimile:         (617) 880-3456
E-mail:          dberman@riemerlaw.com

Lead Borrower's Website:

http://www.kitchencollection.com

Exhibit H

Updated Form of Borrowing Base Certificate